Empire State Realty Trust Appoints Christina Chiu as
Executive Vice President, Chief Operating Officer & Chief Financial Officer

Chiu Previously Served as Executive Vice President, Chief Financial Officer

New York (Dec. 14, 2022) – Empire State Realty Trust, Inc. (NYSE: ESRT) announced today that Executive Vice President, Chief Financial Officer Christina Chiu has also been named the company’s Chief Operating Officer. Chiu’s areas of oversight include capital markets, financial planning and analysis, financial reporting, tax, treasury, investor relations, information technology, legal and human resources.

“Christina continues to add tremendous value for stakeholders, investors, and the ESRT team well beyond the role of Chief Financial Officer. Tom Durels and I enjoy her partnership in our senior leadership as we move to the future of ESRT and utilize our strong balance sheet and modernized, energy efficient assets with indoor environmental quality and achieve continued success and execute our strategy for continued growth,” said Anthony E. Malkin, ESRT Chairman, President, and CEO.

In her new role, Chiu will continue her close partnership with Malkin and fellow executive officer Durels on strategic objectives to enhance shareholder value through proactive company actions and capital allocation; drive efficiencies across the company through process enhancements and technology; and foster a company culture of performance and accountability.

Chiu joined ESRT in 2020 after an 18-year career at Morgan Stanley, where she served as Managing Director and Chief Operating Officer of the Global Listed Real Assets business at Morgan Stanley Investment Management (MSIM) and served as a member of the MSIM Sustainability Council and Listed Real Assets Investment Committee. Chiu is a member of the Real Estate Roundtable Real Estate Capital Policy Advisory Committee as well as Urban Land Institute Technology and Real Estate Council. She is a David Rockefeller Fellow of the Partnership for New York City. Chiu earned a B.S. in Finance and Accounting summa cum laude from New York University Stern School of Business.
More information about the ESRT team can be found online.
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About Empire State Realty Trust
Empire State Realty Trust, Inc. (NYSE: ESRT) is a REIT that owns and manages office, retail and multifamily assets in Manhattan and the greater New York metropolitan area. ESRT owns the Empire State Building, the World's Most Famous Building, and Tripadvisor's 2022 Travelers' Choice Best of the Best Awards #1 attraction in the U.S. and #3 attraction in the world, the newly reimagined and iconic Empire State Building Observatory. The company is a leader in healthy buildings, energy efficiency, and indoor environmental quality and has the lowest greenhouse gas emissions per square foot of any publicly traded REIT portfolio in New York City.  As of September 30, 2022, ESRT's portfolio is comprised of approximately 9.2 million rentable square feet of office space, 700,000 rentable square feet of retail space and 625 residential units across two multifamily properties. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, Twitter and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of words such as “assumes,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects” or the negative of these words or similar words or expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond ESRT’s control and could materially affect actual results, performance or achievements. Such factors and risks include, without limitation, the current public health crisis and economic disruption from the COVID-19 pandemic, a failure of conditions or performance regarding any event or transaction described above, regulatory changes, and other risks and uncertainties described from time to time in ESRT’s and ESROP’s filings with the SEC, including those set forth in each of ESRT’s and ESROP’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors.” Except as may be required by law, ESRT and ESROP do not undertake a duty to update any forward-looking statement, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:

Empire State Realty Trust
Brock Talbot
347-804-7863
btalbot@esrtreit.com

Source: Empire State Realty Trust, Inc.
Category: Leasing